Exhibit 10.6
ACE LIMITED
SUPPLEMENTAL RETIREMENT PLAN
(as amended and restated effective as of January 1, 2011)

ACE LIMITED SUPPLEMENTAL RETIREMENT PLAN
General
The ACE Limited Supplemental Retirement Plan was adopted effective January 1, 2009 by ACE Limited to provide supplemental retirement benefits to Eligible Employees pursuant to the terms and provisions set forth below. From January 1, 2005 through December 31, 2008, the Plan has operated in good faith compliance with Code section 409A and the transitional guidelines set forth in official IRS guidance. Effective January 1, 2009, participation in the Plan was discontinued to the extent amounts deferred and credited are not subject to Code section 457A. The current document is effective January 1, 2011.

The Plan is intended (1) to comply with Code section 409A, the final regulations and official guidance issued thereunder for credited amounts earned and vested after December 31, 2004, while credited amounts earned and vested prior to January 1, 2005 (and applicable earnings credited on these amounts) are not intended to be subject to the provisions of Code section 409A (the “Grandfathered Amounts”), to the fullest extent permitted by Code section 409A, the final regulations and official guidance, and (2) to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions. The Plan document and Plan procedures in effect on December 31, 2004 will remain in full force and effect for the Grandfathered Amounts and is labeled Attachment A.

SECTION 1

DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

“Affiliate” means any corporation or other entity that is treated as a single employer with the Company under section 414 of the Code.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Pension Committee of the Company or such other committee as may be appointed by the Compensation Committee of the Board of Directors from time to time.

“Company” means ACE Limited or any successor corporation or other entity.

“Eligible Employee” means an Employee who is designated by the Committee as belonging to a “select group of management or highly compensated employees,” as such phrase is defined under ERISA, and eligible to participate in the Plan. Any determination of the Committee regarding whether an Employee is an Eligible Employee shall be final and binding for all Plan purposes.

“Employee” means an individual who is a regular employee on the U.S. payroll of the Company or its Affiliates. The term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant, or a person otherwise designated by the Company or an Affiliate as not eligible to participate in the Plan, even if such person is determined to be an “employee” of the Company or an Affiliate by any governmental or judicial authority.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Key Employee” means an Employee treated as a “specified employee” as of his Separation from Service under Code section 409A(a)(2)(B)(i) of the Company or its Affiliates if the Company’s stock is publicly traded on an established securities market or otherwise (i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof)). Key Employees shall be determined in accordance with Code section 409A using a December 31 identification date.

“Participant” means an Eligible Employee with an accrued benefit under the Plan.
“Plan” means the ACE Limited Supplemental Retirement Plan, as set forth herein and as amended from time to time.

“Separation from Service” or “Separates from Service” means a “separation from service” within the meaning of Code section 409A.

SECTION 2

Amount and Payment of Plan Benefit

2.1.Accounts. The Committee shall maintain “Supplemental Accounts” in the name of each Participant under the Plan which will reflect the amount, expressed in United States dollars, to which the Participant may become entitled under the Plan. A Participant’s Supplemental Accounts shall be credited in each Plan Year as follows:

(a)For any Plan Year, in the event the Participant's before-tax elective contributions to the Retirement Plan are limited by the provisions of sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, as applicable, his compensation for the Plan Year will continue to be reduced by, and the Participant’s Supplemental Before-Tax Account credited with, an amount equal to the amount of before-tax elective contributions that would have been made under the Retirement Plan had the provisions of sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, as applicable, not applied to him. Credits to the Participant's Supplemental Before-Tax Account pursuant to this subsection 2.1(a) shall be made at the same time that before-tax elective contributions would otherwise have been credited to his accounts under the Retirement Plan. A Participant shall make an election to participate in the Plan and such election shall remain in effect until modified or revoked by the individual in accordance with the terms of the Plan. Notwithstanding the foregoing provisions of this subsection 2.1(a), salary reductions shall continue and an amount shall be credited to the Participant’s Supplemental Before-Tax Account in accordance with this subsection 2.1 (a)(and Supplemental Matching Contributions and Supplemental Discretionary Matching Contributions, if any, shall be credited to the Participant’s applicable accounts in accordance with subsections 2.1(b) and 2.1(c)) for a Plan Year only if the Participant’s before-tax elective contributions to the Retirement Plan have reached the maximum amount permitted under section 402(g) of the Code or the maximum elective contributions permitted under the Plan and the Committee shall require that the Participant elect (and not reduce) in the Plan Year the maximum deferral percentage permitted under the Retirement Savings Plan in order to receive a Supplemental Before-Tax Contribution for the Plan Year under this Plan, and shall establish such other administrative procedures as are necessary to comply with such regulations.

(b)Subject to the requirements of subsection 2.1(a), for any Plan Year, a Participant's Supplemental Matching Account shall be credited with an amount equal to the difference, if any, between (a) the matching contributions that would have been contributed on behalf of the Participant to the Retirement Plan for that Plan Year, in accordance with the terms thereof and based on his before-tax elective contributions under the Retirement Plan, determined without regard to the limitations of sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code, and (b) the amount of matching contributions actually made to the Retirement Plan on behalf of the Participant. Credits to the Participant's Supplemental Matching Account pursuant to this subsection 2.1(b) shall be made at the same time that matching contributions would otherwise have been credited to his accounts under the Retirement Plan.

(c)Subject to the requirements of subsection 2.1(a), for any Plan Year, a Participant's Supplemental Discretionary Matching Account shall be credited with an amount equal to the difference, if any, between (a) the discretionary matching contributions that would have been contributed on behalf of the Participant to the Retirement Plan for that Plan Year, in accordance with the terms thereof and based on his before-tax salary deferral election under the Retirement Plan, determined without regard to the limitations of sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code, and (b) the amount of discretionary matching contributions actually made to the Retirement Plan on behalf of the Participant. Credits to the Participant's Supplemental Discretionary Matching Account pursuant to this subsection 2.1(c) shall be made at the same time that discretionary matching contributions would otherwise have been credited to his accounts under the Retirement Plan.

(d)For any Plan Year, a Participant’s a Participant's Supplemental Core Account shall be credited with an amount equal to the difference, if any, between (a) the Employer Core Contribution that would have been contributed on behalf of the Participant to the Retirement Plan for that Plan Year, in accordance with the terms thereof determined without regard to the limitations of sections 401(a)(17) or 415 of the Code and (b) the amount of the Employer Core Contributions actually made to the Retirement Plan on behalf of the Participant. Credits to the Participant's Supplemental Core Account pursuant to this subsection 2.1(d) shall be made at the same time that Employer Core Contributions would otherwise have been credited to his accounts under the Retirement Plan.
2.2.Adjustment of Accounts. Each Participant’s Accounts shall be adjusted in accordance with this Section 2 in a uniform manner as of each Valuation Date, as follows:

(a)	first, charge to the Account balance the amount of any distributions under the Plan with respect to that Account that have not previously been charged;

(b)	then, adjust the Account balance for the applicable Investment Return Rate(s); and

(c)	then, credit to the Account balance the amount to be credited to that Account in accordance with subsections 2.1 that have not previously been credited.

Except as otherwise designated by the Committee, the term “Valuation Date” means the last day of each month.
2.3.Investment Return Rates. The “Investment Return Rate(s)” with respect to the Account(s), or portions of the Supplemental Account(s), of any Participant for any period shall be the Investment Return Rate(s) elected by the individual in accordance with subsection 2.4 from among such investment alternatives (if any) for that period which, in the discretion of the Committee, are offered from time to time under this paragraph 2.3.

2.4.Participant Selection of Investment Return Rate. The Investment Return Rate alternatives under the Plan, and a Participant’s ability to choose among Investment Return Rate alternatives, shall be determined in accordance with rules established by the Committee from time to time; provided, however, that the Company may not modify the Investment Return Rate with respect to periods prior to the adoption of such modification.

2.5.Statement of Accounts. As soon as practicable after the last day of each Plan Year, the Committee will cause to be delivered to each Participant a statement of the balance of his Supplemental Account as of that day.

2.6    Distribution. Subject to the following provisions of this subsection 2.6 and subsection 2.8, a Participant’s Supplemental Account balance shall be payable to the Participant in a single sum during first calendar quarter of the year following the year the Participant Separates from Service. Subject to any applicable currency exchange laws, payments shall be made in such currency as the Committee shall elect, based on the currency exchange rate of the Trustee of the Retirement Plan as of the date of payment. In the event of a Participant’s death, the amount which would otherwise be payable to the Participant shall be paid to one or more beneficiaries designated by the Participant for purposes of the Plan in a writing filed with the Committee prior to the date of death. Any such designation shall cancel any previous designation by the Participant. If no such designation is on file on the date of the Participant’s death, or if the designated beneficiary predeceases the Participant, the Participant’s Supplemental Account balance shall be paid to the Participant’s estate.

Notwithstanding the foregoing, distributions may not be made to a Key Employee upon a Separation from Service before the date which is six months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee). If applicable, any amounts payable to the Participant during such six (6) month period shall be accumulated and paid on the first day of the seventh month following the Participant’s Separation from Service.
2.7    Distributions to Persons Under Disability. In the event a Participant or his beneficiary is declared incompetent and an conservator or other person legally charged with the care of his person or of his estate is appointed, any benefit to which such Participant or beneficiary is entitled under the Plan shall be paid to such conservator or other person legally charged with the care of his person or of his estate.
2.8    Forfeiture of Certain Accounts. Notwithstanding any provision of the Plan to the contrary, in no event shall any amount attributable to the Participant’s Supplemental Account be payable to or on account of a Participant whose Separation from ServiceDate occurs prior to the Participant’s completion of twelve consecutive months of employment with an Employer for any reason other than the death of the Participant. Effect of Early Taxation. If the Participant’s benefits under the Plan are includible in income pursuant to Code section 409A, such benefits shall be distributed immediately to the Participant.
2.9    Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Committee's reasonable anticipation of one or more of the following events:

(a)	The Company's deduction with respect to such payment would be eliminated by application of Code section 162(m); or

(b)	The making of the payment would violate Federal securities laws or other applicable law;

provided, that any payment delayed pursuant to this Section 4.11 shall be paid in accordance with Code section 409A.

2.10    Transitional Distributions for Separations from Service during 2005 and 2006. For Participants who Separated from Service in 2005 or 2006 (for amounts credited during 2005 or 2006) distributions begin the later of the first quarter of the year following the year the Participant Separates from Service or by the end of the year in which the Participant attains age 55.

2.11    Changes in Time or Form of Distribution. Participants who Separated from Service in 2005 and 2006, may make an election to change the time or form of a distribution, but only if the following conditions are satisfied:

(a)	The election may not take effect until at least twelve (12) months after the date on which the election is made; and

(b)
In the case of an election to change the time or form of a distribution under Sections 4.1, 4.2, or 4.5, a distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and

(c)	In the case of an election to change the time or form of a distribution under Section 4.2, the election must be made at least twelve (12) months before the date of the first scheduled distribution.

(d)	All changes to the time or form of any distribution are subject to approval by the Committee and only permitted to the extent allowed by Code section 409A.

SECTION 3

Source of Benefit Payments

3.1.Liability for Benefit Payments. The amount of any benefit payable under the Plan shall be paid from the general revenues of the Employer of the Participant with respect to whom the benefit is payable; provided, however, that if a Participant has been employed by more than one Employer, the portion of his Plan benefits payable by any such Employer shall be that portion accrued while the Participant was employed by that Employer, and earnings on such portion. An Employer’s obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Employer or any affiliate thereof; provided, however, that nothing in the Plan shall require the Company or any Employer to establish any trust to provide benefits under the Plan.

3.2.No Guarantee. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

3.3.Successors. The obligations of the Company and each Employer under the Plan shall be binding on any assignee or successor in interest thereto. Prior to any merger, consolidation or sale of assets, the Company, or if applicable, the Employer, shall require any such successor to expressly assume all of the Company’s, or if applicable, all of the Employer’s, obligations under the Plan.

3.4.Effect of Early Taxation. If the Participant’s benefits under the Plan are includible in income pursuant to Code section 409A, such benefits shall be distributed immediately to the Participant.

3.5.Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Committee's reasonable anticipation of one or more of the following events:

(c)	The Company's deduction with respect to such payment would be eliminated by application of Code section 162(m); or

(d)	The making of the payment would violate Federal securities laws or other applicable law;

provided, that any payment delayed pursuant to this Section 4.11 shall be paid in accordance with Code section 409A.

3.6.Taxes. The Company or other payor may withhold from a benefit payment under the Plan or a Participant’s wages in order to meet any federal, state, or local tax withholding obligations with respect to Plan benefits.  The Company or other payor may also accelerate and pay a portion of a Participant's benefits in a lump sum equal to the Federal Insurance Contributions Act ("FICA") tax imposed and the income tax withholding related to such FICA amounts.  The Company or other payor shall report Plan payments and other Plan-related information to the appropriate governmental agencies as required under applicable laws.

3.7    Compliance with 457A.  Notwithstanding any provision in the Plan to the contrary, to the extent a Participant's Account balance (including any "grandfathered amounts" earned and vested prior to January 1, 2005) is attributable to services performed before January 1, 2009, is not otherwise included in gross income before 2018, and is required by Pub. L. No. 110-343 § 801(d)(2) to be included in income in 2017, such portion of the Account balance shall be distributed to the Participant in a lump sum payment in 2017 in accordance with I.R.S. Notice 2009-8.

SECTION 4

Amendment and Termination

4.1    Amendment and Termination. The Company may, at any time, amend or terminate the Plan; provided, however, that subject to the provisions of the following sentence, neither an amendment nor a termination shall adversely affect the rights of any Participant under the Plan without the consent of the Participant. The Company, by Plan amendment or termination, may prospectively eliminate the right to have amounts credited to any Supplemental Account pursuant to the provisions of Section 2 or reduce the amount which is required to be credited to any such account pursuant to those provisions.
4.2    Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect the rights of any Participant to amounts credited to his Account as of the effective date of such amendment or termination; provided however, an amendment may freeze or limit future accruals of benefits under the Plan on and after the date of such amendment. Upon termination of the Plan, distribution of balances in Accounts shall be made to Participants and beneficiaries in the manner and at the time described in Section 2, unless the Company determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A. Upon termination of the Plan, no further deferrals of Eligible Income shall be permitted; however, earnings, gains and losses shall continue to be credited to Account balances in accordance with Section 2 until the Account balances are fully distributed.

4.3    No Material Modification. Notwithstanding the foregoing, no amendment of the Plan shall apply to the Grandfathered Amounts, unless the amendment specifically provides that it applies to such amounts. The purposes of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to amount that are “grandfathered” and exempt from the requirements of Code section 409A.

IN WITNESS WHEREOF, ACE LIMITED has caused this ACE Limited Elective Deferred Compensation Plan to be executed by its duly authorized officer on this ____ day of December, 2011.

ACE LIMITED

By: ________________________

ATTACHMENT A

The ACE Limited Supplemental Retirement Plan as in effect December 31, 2004.

ACE LIMITED
SUPPLEMENTAL RETIREMENT PLAN
(as amended and restated effective as of July 1, 2001)

ACE LIMITED SUPPLEMENTAL RETIREMENT PLAN

CERTIFICATE

I, Keith P.White, Chief Administration Officer ACE Limited, hereby certify that the attached document is a full, true and complete copy of ACE LIMITED SUPPLEMENTAL RETIREMENT PLAN as in effect on July 1, 2001.
Dated this ___ day of July, 2001.

Chief Administration Officer as Aforesaid
(Seal)

ACE LIMITED SUPPLEMENTAL RETIREMENT PLAN
SECTION 1

General

1.1.Purpose and Effective Date. ACE Limited (the “Company”) has previously established the ACE Limited Employee Retirement Plan (the “Retirement Plan”) to provide its eligible employees with retirement income. Contrary to the desire of the Company, the amount of contributions which may be made to the retirement plan for the benefit of an employee may be limited by reason of the application of certain provisions of the Internal Revenue Code of 1986 of the United States of America, as amended (the “Code”). The Company has established the ACE Limited Supplemental Retirement Plan (the ‘Plan’), effective as of October 1, 1987, to reward past service with the Company and to assure that affected individuals will receive benefits in amounts comparable to the amounts that they would have received under the Retirement Plan if such limitations of the Code did not apply to the Retirement Plan. The Plan has been amended from time to time, and is now amended, restated and continued effective July 1, 2001 (the “Effective Date”).

1.2.Employers and Related Companies. The term “Related Company” means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company, which, with the Company’s consent, adopts the Plan are referred to below collectively as the “Employers” and individually as an “Employer”.

1.3.Definitions, References. Unless the context clearly requires otherwise, any word, term or phrase used in the Plan shall have the same meaning as is assigned to it under the terms of the Retirement Plan. Any reference in the Plan to a provision of the Retirement Plan shall be deemed to include reference to any comparable provision of any amendment of that Plan.

1.4.Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee appointed by the Board of Directors of the Company to act under the Retirement Plan; provided, however, that payment of any benefits to, or on behalf of Participants pursuant to Section 3 may be made at the direction of any two of the following officers of the Company: (a) Chief Executive Officer, (b) Executive Vice President, Underwriting, (c) Senior Vice President, Finance, or (d) Senior Vice President, Administration. In controlling and managing the operation and administration of the Plan, the Committee shall have the same rights, powers and duties as those delegated to it under the Retirement Plan, which includes full and discretionary power and authority to interpret and construe the provisions of the Plan and to determine the amount of benefits and the rights or eligibility of employees or Participants (as defined in subsection 2.1) under the Plan, and such other power and authority as may be necessary to discharge its duties hereunder. Any interpretation of the Plan and any decision made by the Committee on any matter within the discretion of the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable. The Committee may delegate such of its ministerial or discretionary duties and functions as it may deem appropriate to any employee or group of employees of any Employer.

1.5.Applicable Laws. The Plan shall be construed and administered in accordance with the laws of Bermuda.

1.6.Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

1.7.Plan Year. The “Plan Year” shall be the twelve-consecutive month period beginning on each January 1.

1.8.Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

1.9.Form and Time of Elections. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone system as the Committee may designate from time to time as the sole vehicle for executing regular transactions under the Plan (referred to generally herein as the “Phone System”). Each Participant shall have a personal identification number or “PIN” for purposes of executing transactions through the Phone System, and entry by a Participant or his PIN shall constitute his valid signature for purposes of any transaction the Committee determines may or should be executed by means of the

Phone System. Any election made through the Phone System shall be considered submitted to the Committee on the date it is electronically transmitted.

1.10.Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.11.Action by Employers. Any action required or permitted to be taken under the Plan by any Employer which is a corporation shall be by resolution of its Board of Directors, or by a person or persons authorized by its Board of Directors. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

1.12.Limitations on Provisions. The provisions of the Plan and any benefits payable hereunder shall be limited as described herein. Any benefit payable under the Retirement Plans shall be paid solely in accordance with the terms and conditions of the applicable Retirement Plan and nothing in this Plan shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Retirement Plans.

1.13.Assignment and Alienation; Forfeitures. The benefits payable to any Participant or Beneficiary under the Plan may not be voluntarily or involuntarily pledged, assigned, alienated, transferred or otherwise anticipated. In the event a Participant or Beneficiary attempts to do so, any amount that is subject to the purported pledge, assignment, alienation, transfer or other anticipation shall be immediately forfeited and neither the Participant nor his Beneficiary shall have any further rights to such benefits.

SECTION 2

Participation

2.1.Participation. Each employee of an Employer who participated in the Plan prior to the Effective Date shall continue to be a “Participant” on the Effective Date. Each other employee of an Employer shall become a “Participant” as of any date thereafter on which his Eligible Compensation for Retirement Plan purposes exceeds the limit established by section 401(a)(17) in any Plan Year and his benefits under either the Retirement Plan are limited by any or all of sections 415, 401(a)(17), 402(g), 401(k) or 401(m) of the Code. Once an eligible employee becomes a Participant in the Plan, as long as he continues to have an Account balance under the Plan he will remain a Participant for all purposes under the Plan, except for purposes of the contribution provisions of Section 3.

2.2.Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of the Company nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

SECTION 3

Amount and Payment of Plan Benefit

3.1.Accounts. The Committee shall maintain “Supplemental Accounts” in the name of each Participant under the Plan which will reflect the amount, expressed in United States dollars, to which the Participant may become entitled under the Plan. A Participant’s Supplemental Accounts shall be credited in each Plan Year as follows:

a.
For any Plan Year, in the event the Participant's before-tax elective contributions to the Retirement Plan are limited by the provisions of sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, as applicable, his compensation for the Plan Year will continue to be reduced by, and the Participant’s Supplemental Before-Tax Account credited with, an amount equal to the amount of before-tax elective contributions that would have been made under the Retirement Plan had the provisions of sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, as applicable, not applied to him. Credits to the Participant's Supplemental Before-Tax Account pursuant to this subsection 3.1(a) shall be made at the same time that before-tax elective contributions would otherwise have been credited to his accounts under the Retirement Plan. A Participant’s election to make before-tax contributions under the Retirement Plan shall be deemed to be an election to make elective salary deferral contributions under the Plan, and such election shall remain in effect until modified or revoked by the individual in accordance with the terms of the Plan. Notwithstanding the foregoing provisions of this subsection 3.1(a), salary reductions shall continue and an amount shall be credited to the Participant’s Supplemental Before-Tax Account in accordance with this subsection 3.1 (a)(and Supplemental Matching Contributions and Supplemental Discretionary Matching Contributions, if any, shall be credited to the Participant’s applicable accounts in accordance with subsections 3.1(b) and 3.1(c)) for a Plan Year only if the Participant’s before-tax elective contributions to the Retirement Plan have reached the maximum amount permitted under section 402(g) of the Code or the maximum elective contributions permitted under the Plan, in accordance with Treas. Reg. section 1.401(k)(1)(e)(6)(iv); and the Committee shall require that the Participant elect (and not reduce) in the Plan Year the maximum deferral percentage permitted under the Retirement Savings Plan in order to receive a Supplemental Before-Tax Contribution for the Plan Year under this Plan, and shall establish such other administrative procedures as are necessary to comply with such regulations.

b.
Subject to the requirements of subsection 3.1(a), for any Plan Year, a Participant's Supplemental Matching Account shall be credited with an amount equal to the difference, if any, between (a) the matching contributions that would have been contributed on behalf of the Participant to the Retirement Plan for that Plan Year, in accordance with the terms thereof and based on his before-tax elective contributions under the Retirement Plan, determined without regard to the limitations of sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code, and (b) the amount of matching contributions actually made to the Retirement Plan on behalf of the Participant. Credits to the Participant's Supplemental Matching Account pursuant to this subsection 3.1(b) shall be made at the same time that matching contributions would otherwise have been credited to his accounts under the Retirement Plan.

c.
Subject to the requirements of subsection 3.1(a), for any Plan Year, a Participant's Supplemental Discretionary Matching Account shall be credited with an amount equal to the difference, if any, between (a) the discretionary matching contributions that would have been contributed on behalf of the Participant to the Retirement Plan for that Plan Year, in accordance with the terms thereof and based on his before-tax salary deferral election under the Retirement Plan, determined without regard to the limitations of sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code, and (b) the amount of discretionary matching contributions actually made to the Retirement Plan on behalf of the Participant. Credits to the Participant's Supplemental Discretionary Matching Account pursuant to this subsection 3.1(c) shall be made at the same time that discretionary matching contributions would otherwise have been credited to his accounts under the Retirement Plan.

d.
For any Plan Year, a Participant’s a Participant's Supplemental Core Account shall be credited with an amount equal to the difference, if any, between (a) the Employer Core Contribution that would have been contributed on behalf of the Participant to the Retirement Plan for that Plan Year, in accordance with the terms thereof determined without regard to the limitations of sections 401(a)(17) or 415 of the Code and (b) the amount of the Employer Core Contributions actually made to the Retirement Plan on behalf of the Participant. Credits to the Participant's Supplemental Core Account pursuant to this subsection 3.1(d) shall be made at the same time that Employer Core Contributions would otherwise have been credited to his accounts under the Retirement Plan.

3.2.Adjustment of Accounts. Each Participant’s Accounts shall be adjusted in accordance with this Section 3 in a uniform manner as of each Valuation Date, as follows:

a.	first, charge to the Account balance the amount of any distributions under the Plan with respect to that Account that have not previously been charged;

b.	then, adjust the Account balance for the applicable Investment Return Rate(s); and

c.	then, credit to the Account balance the amount to be credited to that Account in accordance with subsections 3.1 that have not previously been credited.

Except as otherwise designated by the Committee, the term “Valuation Date” means the last day of each calendar quarter.
3.3.Investment Return Rates. The “Investment Return Rate(s)” with respect to the Account(s), or portions of the Supplemental Account(s), of any Participant for any period shall be the Investment Return Rate(s) elected by the individual in accordance with subsection 3.4 from among such investment alternatives (if any) for that period which, in the discretion of the Committee, are offered from time to time under this paragraph 3.3.

3.4.Participant Selection of Investment Return Rate. The Investment Return Rate alternatives under the Plan, and a Participant’s ability to choose among Investment Return Rate alternatives, shall be determined in accordance with rules established by the Committee from time to time; provided, however, that the Company may not modify the Investment Return Rate with respect to periods prior to the adoption of such modification.

3.5.Statement of Accounts. As soon as practicable after the last day of each Plan Year, the Committee will cause to be delivered to each Participant a statement of the balance of his Supplemental Account as of that day.

3.6.Distribution. Subject to the following provisions of this subsection 3.6 and subsection 3.8, a Participant’s Supplemental Account balance shall be payable to the Participant in accordance with rules and regulations established from time to time by the Committee, which rules and regulations as in effect on the Effective Date are attached to the Plan as Exhibit A, and in accordance with such other restrictions and limitations imposed by the Committee. Subject to any applicable currency exchange laws, payments shall be made in such currency as the Committee shall elect, based on the currency exchange rate of the Trustee of the Retirement Plan as of the date of payment. In the event of a Participant’s death, the amount which would otherwise be payable to the Participant shall be paid to one or more beneficiaries designated by the Participant for purposes of the Plan in a writing filed with the Committee prior to the date of death. Any such designation shall cancel any previous designation by the Participant. If no such designation is on file on the date of the Participant’s death, or if the designated beneficiary predeceases the Participant, the Participant’s Supplemental Account balance shall be paid to the Participant’s estate.

3.7.Distributions to Persons Under Disability. In the event a Participant or his beneficiary is declared incompetent and an conservator or other person legally charged with the care of his person or of his estate is appointed, any benefit to which such Participant or beneficiary is entitled under the Plan shall be paid to such conservator or other person legally charged with the care of his person or of his estate.

3.8.Forfeiture of Certain Accounts. Notwithstanding any provision of the Plan to the contrary, in no event shall any amount attributable to the Participant’s Supplemental Account be payable to or on account of a Participant whose Termination Date occurs prior to the Participant’s completion of twelve consecutive months of employment with an Employer for any reason other than the death of the Participant.

SECTION 4

Source of Benefit Payments

4.1.Liability for Benefit Payments. The amount of any benefit payable under the Plan shall be paid from the general revenues of the Employer of the Participant with respect to whom the benefit is payable; provided, however, that if a Participant has been employed by more than one Employer, the portion of his Plan benefits payable by any such Employer shall be that portion accrued while the Participant was employed by that Employer, and earnings on such portion. An Employer’s obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Employer or any affiliate thereof; provided, however, that nothing in the Plan shall require the Company or any Employer to establish any trust to provide benefits under the Plan.

4.2.No Guarantee. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

4.3.Successors. The obligations of the Company and each Employer under the Plan shall be binding on any assignee or successor in interest thereto. Prior to any merger, consolidation or sale of assets, the Company, or if applicable, the Employer, shall require any such successor to expressly assume all of the Company’s, or if applicable, all of the Employer’s, obligations under the Plan.

SECTION 5

Amendment and Termination

The Company may, at any time, amend or terminate the Plan; provided, however, that subject to the provisions of the following sentence, neither an amendment nor a termination shall adversely affect the rights of any Participant under the Plan without the consent of the Participant. The Company, by Plan amendment or termination, may prospectively eliminate the right to have amounts credited to any Supplemental Account pursuant to the provisions of subsection 3.1 or subsection 3.3, or reduce the amount which is required to be credited to any such account pursuant to those provisions.